EXHIBIT 5.1

575 Madison Avenue New York, NY 10022-2585 +1.212.940.8800 tel katten.com..

September 7, 2021

Ford Credit Auto Receivables Two LLC

c/o Ford Credit SPE Management Office
World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Re:          Registration Statement on Form SF-3 File No. 333-258040

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the “Registrant”), in connection with the above referenced Registration Statement on Form SF-3 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Registrant of Asset Backed Notes (the “Notes”).  As described in the Registration Statement, the Notes will be issued from time to time in series, with each series to be issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Registrant under a trust agreement (each, a “Trust Agreement”) between the Registrant and an owner trustee named in the Trust Agreement (the “Owner Trustee”), and each series to be issued under and pursuant to an indenture (each, an “Indenture”) between the related Trust and an indenture trustee named in the Indenture (the “Indenture Trustee”).

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all the documents and records of the Registrant and other instruments of the Registrant and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including the Registration Statement and the form of Trust Agreement, the form of Indenture (including the form of Notes included as an exhibit to the Indenture), the form of Underwriting Agreement and the other transaction documents and forms of transaction documents attached as exhibits or incorporated by reference to the Registration Statement (collectively, the “Agreements”).

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed below are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY        CHARLOTTE        CHICAGO        DALLAS        HOUSTON        LOS ANGELES
NEW YORK        ORANGE COUNTY        SHANGHAI        WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

Ford Credit Auto Receivables Two LLC

September 7, 2021

Subject to the qualifications stated above, we are of the opinion that, for any series of Notes, when (a) the Indenture for the series of Notes has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture for the series of Notes has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for the series and (c) the Notes of the series have been duly executed and authenticated according to the provisions of the related Indenture and issued and sold as contemplated in the Registration Statement and the Agreements and delivered under Section 5 of the Act, the Notes will have been duly authorized by all necessary action of the related Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrant in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP